UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)     July 3, 2007

                            CIGMA METALS CORPORATION
             (Exact name of registrant as specified in its charter)


          Florida                     0-27355               98-0203244
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)

1 Edith Place, Coolum Beach, Queensland, Australia             4573
(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone Number, Including the area code:   (+61) 4111-56177


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


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CIGMA METALS CORPORATION
------------------------

Item 8.01 Other Events

Cigma Metals Corporation (the "Company", "Cigma") is pleased to announce that the Company has engaged a further three drilling rigs increasing the total number of drilling rigs to four. The Company has expanded its exploration to cover both the Berezki target and now the highly prospective Quartzite Gorka targets.

Both the Berezki and the Quartzite Gorka targets have had significant exploration in the past and Cigma intends to capitalize on this previous work and convert the deposit into Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code") compliant resources. Both targets are now the focus of four drill rigs testing the depth and strike potential of previously outlined Copper, Gold and Molybdenum mineralisation. Drilling will also validate work completed during Soviet times.

Currently Cigma is on schedule to complete the drilling on the Berezkey and Quartzite Gorka Targets, and early indications show the target areas to potentially be linked and become one large mineralised Porphyry system.

Cigma Metals Corporation is a mineral exploration company focusing on the exploration and development of its 3 exploration properties totaling 740 square kilometers in the Tomsk Oblast region of Siberia in Russia, and approximately 14,000 square kilometers in the Dostyk region of Kazakhstan. All the project areas were selected due to their proximity to a well-developed infrastructure, known mineral occurrences and from historical records of gold and base metals production. Cigma Metals Corporation's stock trades under the symbol "CGMX.PK" on the PINK SHEETS in the United States of America, and under the symbols "C9KA.F" on the Frankfurt Exchange in Germany.


Item 9.01  Financial  Statements  and  Exhibits

(d)  Exhibits:

99.1 Cigma Metals Corporation news release issued July 3, 2007 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CIGMA METALS CORPORATION


Date: July 3, 2007                        by: /s/ Lars Pearl
      ------------                            --------------
                                                  Lars Pearl
                                                  President and Director